Exhibit 99.1

Esports Entertainment Group Announces Private Placement of $35 Million Convertible Notes with $17.50 Conversion Price

Newark, New Jersey—(Newsfile Corp. - May 28, 2021) - Esports Entertainment Group, Inc. (NASDAQ: GMBL) (NASDAQ: GMBLW) (the “Company”) today announced that it has entered into a definitive agreement with an institutional investor for the sale of $35 million in principal amount of 8.0% senior convertible notes with a maturity date of two years following the date of issuance (“Notes”) in a private placement. The Notes are convertible into shares of common stock of the Company at a conversion price of $17.50 per share.

In connection with the private placement, the Company is issuing to the investor Series A warrants to purchase up to 2,000,000 shares of common stock and Series B warrants to purchase up to 2,000,000 shares of common stock. The Series A and Series B warrants have an exercise price of $17.50 and the Series A warrants are exercisable for four years following the date of issuance and the Series B warrants are exercisable for two years following the date of issuance. The Series B warrants are not exercisable until vesting under certain conditions. The Company has the right to call the Series A and Series B warrants, subject to the satisfaction of certain conditions for 30 consecutive trading days.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The gross proceeds of the offering are expected to be approximately $35 million before deducting placement agent fees and other offering expenses. The Company plans to use the net proceeds of the offering primarily for working capital and acquisition related expenses. The offering is expected to close on or about June 1, 2021, subject to customary closing conditions.

The Notes and warrants (and shares of common stock underlying the Notes and warrants) are being offering in a private placement and have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement, the Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock underlying the Notes and warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Esports Entertainment Group

Esports Entertainment Group, Inc. is an esports and iGaming company. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations

RedChip Companies, Inc.

Dave Gentry

407-491-4498

dave@redchip.com

Media & Investor Relations Inquiries
Jeff@esportsentertainmentgroup.com